CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Financial Statements" and "Independent Accountants" in the Statement of Additional Information under the Securities Act of 1933 and Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 33 and 811-0836047) and related Prospectus and Statement of Additional Information of Guinness Atkinson Funds (formerly Investec Funds) and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the financial statements of Investec Funds as of December 31, 2002 and for the periods indicated therein, filed with the Securities and Exchange Commission.


                                                 /s/Ernst & Young LLP
                                                 --------------------
                                                    Ernst & Young LLP

Los Angeles, California
April 24, 2003